   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY    , 1998
                                                     REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                               RAYTHEON COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              95-1778500
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                               ----------------
               141 SPRING STREET, LEXINGTON, MASSACHUSETTS 02173
                                (781) 862-6600
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                             THOMAS D. HYDE, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                               RAYTHEON COMPANY
                               141 SPRING STREET
                        LEXINGTON, MASSACHUSETTS 02173
                                (781) 862-6600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                       COPIES OF ALL COMMUNICATIONS TO:
        ADAM O. EMMERICH, ESQ.                KRIS F. HEINZELMAN, ESQ.
    WACHTELL, LIPTON, ROSEN & KATZ             CRAVATH, SWAINE & MOORE
          51 WEST 52ND STREET                     825 EIGHTH AVENUE
       NEW YORK, NEW YORK 10019               NEW YORK, NEW YORK 10019
            (212) 403-1000                         (212) 474-1000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the Effective Date of this Registration Statement as determined by market conditions.
                               ----------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                          (calculation table on following page)
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                             PROPOSED        PROPOSED
                                              MAXIMUM        MAXIMUM
 TITLE OF EACH CLASS OF        AMOUNT        OFFERING       AGGREGATE       AMOUNT OF
    SECURITIES TO BE           TO BE           PRICE         OFFERING      REGISTRATION
       REGISTERED            REGISTERED     PER UNIT(1)    PRICE(1)(2)         FEE
---------------------------------------------------------------------------------------
Debt Securities(4)(7)..         (3)             (3)            (3)             (3)
---------------------------------------------------------------------------------------
Preferred Stock, $0.01
 par value per
 share(5)(7)...........         (3)             (3)            (3)             (3)
---------------------------------------------------------------------------------------
Class B Common Stock,
 $0.01 par value per
 share(6)(7)...........         (3)             (3)            (3)             (3)
---------------------------------------------------------------------------------------
Warrants(8)............         (3)             (3)            (3)             (3)
---------------------------------------------------------------------------------------
  Total: ..............  $3,000,000,000(9)     100%     $3,000,000,000(9)    $885,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $3.0 billion less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of the Company as may be sold from time to time.
(6) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Class B Common Stock of the Company as may be sold from time to time.
(7) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities, and an indeterminate number of shares of Preferred Stock and Class B Common Stock of the Company, as shall be issuable upon conversion or redemption of Debt Securities, Preferred Stock or Class B Common Stock of the Company, as the case may be, or upon the exercise of Warrants of the Company registered hereunder.
(8) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Warrants of the Company, representing rights to purchase certain of the Debt Securities, Preferred Stock or Class B Common Stock of the Company registered hereunder.
(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3.0 billion or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Class B Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS

                    SUBJECT TO COMPLETION, DATED      , 1998

                                 $3,000,000,000

                                RAYTHEON COMPANY

                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS B COMMON STOCK
                                    WARRANTS

                                  ----------

  Raytheon Company (the "Company" or "Raytheon") may offer from time to time, in one or more series, (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Debt Securities (the "Debt Warrants"),
(iv) shares of serial preferred stock, $0.01 par value per share, in one or more series ("Preferred Stock"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) shares of Class B common stock, $0.01 par value per share ("Class B Common Stock"), or (vii) warrants to purchase shares of Class B Common Stock (the "Class B Warrants"), in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Debt Warrants, Preferred Stock Warrants and Class B Warrants are referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Stock, Class B Common Stock and Securities Warrants are referred to herein collectively as the "Offered Securities."

  The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering and sale of the Offered Securities, the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any index or formula for determining the amount of any principal, premium, or interest fund provisions, the currency or currency unit in which any principal, premium, or interest is payable, whether the securities are issuable in registered form or in the form of global securities and any provisions for the conversion or exchange of such Debt Securities; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange provisions and other rights, preferences and privileges; (iii) in the case of Class B Common Stock, the number of shares; (iv) in the case of Securities Warrants, the duration,exercise price and detachability; and (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities and the public offering price. The Prospectus Supplement also will contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

  The Debt Securities of any series may be issued with Securities Warrants. The Debt Securities may be Senior Debt Securities or Subordinated Debt Securities. The Senior Debt Securities, when issued, will rank on a parity with all the unsecured and unsubordinated indebtedness of the Company, and the Subordinated Debt Securities, when issued, will be subordinated in right of payment to all obligations of the Company to its other creditors, except obligations ranking on a parity with or junior to the Subordinated Debt Securities. See "Description of Debt Securities--Subordination of Subordinated Debt Securities."

  The Company's Class B Common Stock is listed on the New York Stock Exchange ("NYSE"), the Chicago Stock Exchange ("CSE") and the Pacific Exchange ("PE"). Any Class B Common Stock offered hereby will be listed, subject to notice of issuance, on such exchanges.

  The Offered Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, underwriters or dealers are involved in the sale of any Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts and the net proceeds to the Company will be set forth in a Prospectus Supplement.

  The Offered Securities may be issued in one or more series or issuances and will be limited to $3.0 billion in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are denominated in for one or more foreign currencies or currency units). The Offered Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, premium, if any, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.

  The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                  The date of this Prospectus is       , 1998.

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE OFFERED SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE OFFERED SECURITIES. SPECIFICALLY, THE UNDERWRITERS OR AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR AND PURCHASE THE OFFERED SECURITIES OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON THE OFFERED SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" OR "UNDERWRITING" IN THE RELEVANT PROSPECTUS SUPPLEMENT.

  NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, AND ANY SUCH OTHER INFORMATION, OR REPRESENTATIONS, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THE DELIVERY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY SALE MADE HEREUNDER OR THEREUNDER AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY OR THEREBY IN ANY JURISDICTION WHERE, AND TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the worldwide web site (http://www.sec.gov) maintained by the Commission and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company's Class B Common Stock and Class A Common Stock (as defined below) are listed on the NYSE, the CSE and the PE, where reports, proxy statements and other information concerning the Company can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Offered Securities, reference is hereby made to such Registration Statement, including the exhibits filed as a part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 1-13699) pursuant to the Exchange Act are incorporated herein by reference:

    (a) The Company's Current Report on Form 8-K dated December 17, 1997; and

    (b) The Company's Registration Statement on Form 8-A dated December 11, 1997 and Form 8-A/A dated December 17, 1997.

  The following documents filed with the Commission pursuant to the Exchange Act by Former Raytheon Company (as defined below, File No. 1-2833) are also hereby incorporated by reference:

    (a) Former Raytheon Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) Former Raytheon Company's Quarterly Reports on Form 10-Q for the periods ended March 30, 1997, June 29, 1997 and September 28, 1997;

    (c) Former Raytheon Company's Current Reports on Form 8-K dated January 4, 1997, January 16, 1997, March 14, 1997, July 11, 1997, September 10,
  1997, October 7, 1997 (as amended on October 28, 1997) and December 17, 1997; and

    (d) Former Raytheon Company's Solicitation Statement/Prospectus on
  Schedule 14A dated November 10, 1997.

  All documents filed by the Company pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such written requests should be addressed to: Secretary, Raytheon Company, 141 Spring Street, Lexington, Massachusetts 02173. Telephone requests may be directed to the Secretary at (781) 862-6600.

  Statements made in this Prospectus, or in any Prospectus Supplement relating to securities registered pursuant to the Registration Statement of which this Prospectus is a part, that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. Forward-looking statements are subject to a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the Company's expectations ("cautionary statements") are disclosed in this Prospectus and the documents incorporated by reference herein, including, without limitation, statements under "Item 1-- Business" of Former Raytheon Company's Annual Report on Form 10-K and under "Risk Factors" in Former Raytheon Company's Solicitation Statement/Prospectus dated November 10, 1997.

                                  THE COMPANY

  Raytheon is an international, high technology company that operates in the following principal businesses: defense and commercial electronics, engineering and construction, and aircraft. Historically, the Company's principal businesses have included the design, manufacture and servicing of advanced electronic devices, equipment and systems for government and commercial use. Raytheon is a major defense contractor in the United States and internationally.

  Raytheon's defense electronics business is conducted through Raytheon Systems Company, which combines the businesses formerly conducted by Raytheon Electronics Systems, Raytheon TI Systems and Raytheon E-Systems, as well as the recently merged defense business of Hughes Electronics Corporation. Raytheon Systems Company consists of five business segments: Defense Systems; Sensors and Electronic Systems; Command, Control and Communications (C/3/) Systems; Intelligence, Information and Aircraft Integration Systems; and Training and Services. Defense Systems focuses on anti-tactical ballistic missile systems; air defense; air-to-air, surface-to-air, and air-to-ground missiles; naval and maritime systems; ship self-defense systems; torpedoes; strike, interdiction and cruise missiles; and advanced munitions. Sensors and Electronic Systems focuses on ground, shipboard and airborne fire control and surveillance systems; primary and secondary air traffic control radars; ground, space-based, night vision, and reconnaissance sensors; and electronics warfare and GPS systems. C/3/ Systems focuses on command, control and communications systems; air traffic control systems; tactical radios; satellite communication ground terminals; wide area surveillance systems; advanced transportation systems; and simulators and simulation systems. Intelligence, Information and Aircraft Integration Systems focuses on information processing systems; large scale information retrieval, processing and distribution systems; global broadcast systems; airborne surveillance and intelligence systems integration; aircraft modification; and head-of-state aircraft systems. Training and Services focuses on training services and integrated training programs; technical services; and logistics and lifetime support.

  Raytheon's commercial electronics business consists of Raytheon Marine Company and Raytheon Microelectronics. These entities produce, among other things, marine radars and other marine electronics, transmit/receive modules for satellite communications projects and other electronic components for a wide range of applications. Raytheon Engineers & Constructors is one of the largest engineering, construction, and operations and maintenance organizations in the world. Raytheon Aircraft is a world leader in general aviation, offering one of the most extensive product lines in the industry.

  The address of the principal executive office of the Company is 141 Spring Street, Lexington, Massachusetts 02173. The telephone number of the Company is
(781) 862-6600.

                              RECENT DEVELOPMENTS

  On July 11, 1997, Raytheon Company, predecessor to the Company by merger ("Former Raytheon Company") consummated the acquisition of the defense systems and electronics business of Texas Instruments Incorporated ("TI Defense"). TI Defense, whose businesses are now conducted through Raytheon Systems Company, is a premier supplier of advanced defense systems, including tactical missiles, precision-guided weapons, radar, night vision systems and electronic warfare systems.

  On December 17, 1997, Former Raytheon Company completed its merger (the "Merger") with and into HE Holdings, Inc. ("Hughes Defense"), a Delaware corporation which consisted of the defense business of Hughes Electronics Corporation. Immediately following the Merger, the surviving corporation changed its name to Raytheon Company. The value of the transaction was $9.50 billion, including $4.04 billion in debt which was contributed by Hughes Defense to certain affiliates of Hughes Electronics Corporation prior to the Merger, and $5.46 billion in equity in the form of Class A Common Stock distributed to stockholders of General Motors Corporation ("GM"), the former parent of Hughes Defense. Hughes Defense, whose businesses are now conducted through Raytheon Systems Company, is a leading supplier of defense electronics products and services to the U.S. government, including airborne and ground-based radar, electro-optical systems, missile and naval systems, and command and control systems.

                                USE OF PROCEEDS

  Unless otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used by the Company
(i) to refinance commercial paper borrowings and/or bank borrowings, with various maturities and bearing interest at various rates, that were incurred in connection with the Merger, (ii) for other capital expenditures and working capital requirements and (iii) for other general corporate purposes.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the consolidated ratio of earnings to combined fixed charges and preferred stock dividends (a) for Former Raytheon Company and Hughes Defense on a pro forma basis as of September 28, 1997 after giving effect to the Merger as if it had occurred on January 1, 1996, (b) for Former Raytheon Company and Hughes Defense on a pro forma basis as of December 31, 1996 after giving effect to the Merger as if it had occurred on January 1, 1996, and (c) on an historical basis at September 28, 1997 and at the end of fiscal years 1996, 1995, 1994, 1993 and 1992:

               PRO FORMA                          HISTORICAL
       ---------------------------------------------------------------------
                                                        DECEMBER 31,
       SEPTEMBER 28,  DECEMBER 31, SEPTEMBER 28, ---------------------------
           1997           1996         1997      1996 1995 1994  1993  1992
       -------------  ------------ ------------- ---- ---- ----- ----- -----
           2.7x           2.7x         4.1x      4.6x 6.0x 12.0x 18.1x 11.9x

  For purposes of computing the ratio of earnings to fixed charges, earnings consist of net earnings, taxes on income and fixed charges (less capitalized interest) and fixed charges consist of interest expense, amortization of debt discount and issuance expense, the portion of rents representative of an interest factor and capitalized interest.

                        DESCRIPTION OF DEBT SECURITIES

  The Senior Debt Securities are to be issued under an Indenture, dated as of July 3, 1995 (the "Senior Indenture"), between the Company and The Bank of New York, as trustee. The Subordinated Debt Securities are to be issued under a second Indenture, dated as of July 3, 1995 (the "Subordinated Indenture"), also between the Company and The Bank of New York, as trustee. A copy of the Senior Indenture has been filed with the Commission as an exhibit to the Registration Statement and is incorporated herein by reference. In the event the Company decides to issue Subordinated Debt Securities, the Company will file the Subordinated Indenture either by amendment or as an exhibit to an Exchange Act Report and such indenture shall be incorporated herein by reference. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." The Bank of New York is hereinafter referred to as the "Senior Debt Trustee" when referring to it in its capacity as trustee under the Senior Indenture, as the "Subordinated Debt Trustee" when referring to it in its capacity as trustee under the Subordinated Indenture, and as the "Debt Trustee" when referring to it in its capacity as trustee under both of the Indentures. The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Applicable Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the Applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning given in the Applicable Indenture.

  The following sets forth certain general terms and provisions of the Debt Securities which may be offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

GENERAL

  The Indentures do not limit the amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured obligations of the Company.

  Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the office or agency of the Company in each Place of Payment maintained by the Company and at any other office or agency maintained by the Company for such purpose, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears on the register for the Debt Securities (Sections 301, 305, 307 and 1002). The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof (Section 302). No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith (Section 305).

  The Applicable Prospectus Supplement will describe the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities;
(ii) whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (iii) any limit on the aggregate principal amount of the Offered Debt Securities; (iv) the Person to whom any interest on the Offered Debt Securities is payable if other than the Person in whose name any such Offered Debt Securities are registered; (v) the date or dates on which the principal of the Offered Debt Securities will mature; (vi) the rate or rates per annum (which may be fixed or variable) at which the Offered Debt Securities will bear interest (or the manner of calculation thereof), if any, and the date or dates from which such interest, if any, will accrue; (vii) the dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates; (viii) the place or places where the principal of, premium, if any, and any interest on the Offered Debt Securities shall be payable; (ix) any mandatory or optional sinking funds or analogous provisions; (x) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision; (xi) the obligation of the Company, if any, to redeem or repurchase the Offered Debt Securities at the option of the Holder; (xii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable; (xiii) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities that will be payable upon the declaration of acceleration of the Maturity thereof; (xiv) the currency of payment of principal of, premium, if any, and any interest on the Offered Debt Securities and, if other than United States currency, the manner of determining the equivalent thereof in United States currency for any purpose;
(xv) any index used to determine the amount of payment of principal of, and any premium and interest on, the Offered Debt Securities; (xvi) if the Offered Debt Securities will be issuable only in the form of a Global Security, the Depositary or its nominee with respect to the Offered Debt Securities and the circumstances under which the Global Security may be registered for transfer or exchange in the name of a Person other than the Depositary or its nominee;
(xvii) the applicability, if any, of the provisions described under "Defeasance and Covenant Defeasance"; (xviii) whether the Debt Securities are convertible into any other securities and the terms and conditions of such convertibility; (xix) any additional Event of Default, and in the case of any Offered Debt Securities that are Subordinated Debt Securities, any additional Event of Default that would result in the acceleration of the maturity thereof; and (xx) any other terms of the Offered Debt Securities (Section
301).

  Both Senior Debt Securities and Subordinated Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof (Section 101).

  The Applicable Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such Prospectus

Supplement relates, including those applicable to (i) Debt Securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies, or commodities), (ii) Debt Securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (iii) Original Issue Discount Securities, and
(iv) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  Unless otherwise indicated in the Applicable Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

  The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) (Section
1301). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Debt Securities (Section 1302). In the event of the acceleration of the Maturity of any Subordinated Debt Securities of any series, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal of, premium, if any, or interest on the Subordinated Debt Securities of such series or on account of the purchase or other acquisition of Subordinated Debt Securities of such series (Section 1303). Accordingly, in case of such an acceleration, all Senior Indebtedness would have to be repaid before any payment could be made in respect of the Subordinated Debt Securities. No payments on account of principal, premium, if any, or interest in respect of the Subordinated Debt Securities or on account of the purchase or other acquisition of Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or an Event of Default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default (Section 1304).

  By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness or the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Subordinated Debt Securities.

  "Senior Indebtedness" is defined in the Subordinated Indenture to mean the principal of, premium, if any, and interest on (i) all indebtedness of the Company for money borrowed, other than the Subordinated Debt Securities, and any other indebtedness of the Company represented by a note, bond, debenture or other similar evidence of indebtedness (including indebtedness of others guaranteed by the Company), in each case whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed and (ii) any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities. For the purposes of this definition, "indebtedness for money borrowed" is defined as (A) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (B) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (C) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets if such obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles (Section 101).

  The Subordinated Indenture will not limit the amount of other indebtedness, including Senior Indebtedness, that may be issued by the Company or any of its Subsidiaries.

EVENTS OF DEFAULT

  The Senior Indenture (with respect to any series of Senior Debt Securities then Outstanding) and, unless otherwise provided in the Applicable Prospectus Supplement, the Subordinated Indenture (with respect to any series of Subordinated Debt Securities then Outstanding), define an Event of Default as any one of the following events: (i) default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (ii) default in the payment of the principal of, or premium, if any, on any Debt Security of that series when it shall become due and payable either at its Maturity, by declaration as authorized in the Indentures or otherwise (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (iii) failure to deposit any sinking fund payment when and as due by the terms of a Debt Security of that series (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (iv) failure to perform any other covenants or agreements of the Company in the Applicable Indenture (other than covenants or agreements included in the Applicable Indenture solely for the benefit of a series of Debt Securities thereunder other than that series) and continuance of such default for a period of 60 days after either the Debt Trustee or the Holders of at least 25% of the principal amount of the Outstanding Debt Securities of that series have given written notice in the manner provided for therein specifying such failure as provided in the Applicable Indenture; (v) certain events in bankruptcy, insolvency or reorganization of the Company; and (vi) any other Event of Default provided with respect to Debt Securities of that series (Section 501). If an Event of Default occurs with respect to Debt Securities of any series, the Debt Trustee shall give the Holders of Debt Securities of such series notice of such default, provided, however, that in the case of a default described in (iv) above, no such notice to Holders shall be given until at least 30 days after the occurrence thereof (Section 602).

  If an Event of Default with respect to the Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Debt Trustee or the Holders of at least 25% of the aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Senior Debt Securities of that series to be due and payable immediately. Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company. The Debt Trustee and the Holders will not be entitled to accelerate the maturity of the Subordinated Debt Securities upon the occurrence of any of the Events of Default described above except for those described in clause (v) (i.e., certain events in bankruptcy, insolvency or reorganization of the Company). Accordingly, there is no right of acceleration in the case of a default in the performance of any other covenant with respect to the Subordinated Debt Securities, including the payment of interest or principal. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority of the aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

  The Indentures provide that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Debt Trustee and to certain other conditions, the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series (Section 512).

  No Holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Applicable Indenture or for any remedy thereunder, unless: (i) such Holder previously has given to the Debt Trustee under the Applicable Indenture written notice of a continuing Event of Default with respect to Debt Securities of that series; (ii) the Holders of at least 25% of the aggregate principal amount of the Outstanding

Debt Securities of that series have made written request, and offered reasonable indemnity, to the Debt Trustee to institute such proceeding as trustee; (iii) in the 60-day period following receipt of a written notice from a Holder, the Debt Trustee has not received from the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request; and (iv) the Debt Trustee shall have failed to institute such proceeding within such 60-day period (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on such Debt Security on or after the respective due dates expressed in such Debt Security (Section 508).

  The Company is required to furnish to the Debt Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (Section 1007).

  Any payment default on any Debt Security regardless of amount, where the aggregate principal amount of the series of such Debt Security exceeds $50 million, or any other default that causes acceleration of any such Debt Security, would give rise to a cross-default under the Company's senior credit facilities. In certain circumstances, payment defaults on Debt Securities may give rise to cross-defaults under guarantees of the Company related to various receivables facilities of certain subsidiaries of the Company.

DEFEASANCE AND COVENANT DEFEASANCE

  The Indentures provide that, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Applicable Indenture (which will be indicated in the Applicable Prospectus Supplement), the Company may elect either (i) to defease and be discharged from any and all obligations in respect of such Debt Securities then outstanding (including, in the case of Subordinated Debt Securities, the provisions described under "Subordination of Subordinated Debt Securities" and except for certain obligations to register the transfer of or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold monies for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities concerning the subordination provisions described under "Subordination of Subordinated Debt Securities" and any other covenants applicable to such Debt Securities which are determined pursuant to Section 301 of the Applicable Indenture to be subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described in clause (iv) under "Events of Default" above (insofar as with respect to covenants subject to covenant defeasance) shall no longer be an Event of Default, in the case of either (i) or (ii) if the Company deposits, in trust, with the Debt Trustee money or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on such Debt Securities on the dates such payments are due (which may include one or more redemption dates designated by the Company) and any mandatory sinking fund or analogous payments thereon in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (A) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Applicable Indenture shall have occurred and be continuing on the date of such deposit, (B) such deposit will not cause the Debt Trustee to have any conflicting interest with respect to other securities of the Company and (C) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred.

  The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a subsequent Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (ii) in the preceding paragraph. In the event the

Company omits to comply with its remaining obligations with respect to such Debt Securities under the Applicable Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the subsequent occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Debt Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (See Article Thirteen and Article Fourteen of the Senior Indenture and the Subordinated Indenture, respectively.)

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Debt Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities of all series issued under the Indenture and affected by the modification or amendments (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holders of all Debt Securities affected thereby, among other things, (i) change the stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (ii) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on, any Debt Security (including in the case of an Original Issue Discount Debt Security the amount payable upon acceleration of the Maturity thereof); (iii) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on any Debt Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); (v) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities; or (vi) reduce the percentage of the principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 902).

  The Holders of a majority of the aggregate principal amount of the Senior Debt Securities or the Subordinated Debt Securities may, on behalf of all Holders of the Senior Debt Securities or the Subordinated Debt Securities, respectively, waive any past default under the Applicable Indenture, except a default in the payment of principal, premium, if any, or interest or in the performance of certain covenants (Section 513).

CERTAIN COVENANTS OF THE CORPORATION

  Limitation on Liens. The Company may not, nor may it permit any Significant Subsidiary (as defined below) to, create, incur, assume or permit to exist any Lien (as defined below) on any property or asset (including any stock or other securities of any Person, including any Significant Subsidiary), or on any income or revenues or rights in respect of any thereof, unless the Debt Securities of any series then or thereafter Outstanding shall be equally and ratably secured. This restriction does not apply, however, to (i) Liens on property or assets of the Company and its Subsidiaries existing on the date of the Indenture, provided that such Liens shall secure only those obligations which they secure as of the date of the Indenture; (ii) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary, provided that (x) such Lien is not created in contemplation of or in connection with such acquisition and (y) such Lien does not apply to any other property or assets of the Company or any Subsidiary; (iii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, to the extent required by GAAP, have been set aside; (iv) carriers', warehousemen's, mechanics', materialsmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, to the extent required by GAAP, have been set aside; (v) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; (vi) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital leases), statutory obligations, surety and appeal bonds, advance payment bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(viii) Liens upon any property acquired, constructed or improved by the Company or any Subsidiary which are created or incurred within 360 days of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, including carrying costs (but no other amounts), provided that any such Lien shall not apply to any other property of the Company or any Subsidiary; (ix) Liens on the property or assets of any Subsidiary in favor of the Company; (x) extensions, renewals and replacements of Liens referred to in paragraphs (i) through (ix) above, provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; (xi) any Lien, of the type described in clause (iii) of the definition below of the term "Lien," on securities imposed pursuant to an agreement entered into for the sale or disposition of such securities pending the closing of such sale or disposition; provided such sale or disposition is otherwise permitted hereunder; (xii) Liens arising in connection with any Permitted Receivables Program (to the extent the sale by the Company or the applicable Subsidiary of its accounts receivable is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof); (xiii) Liens on the capital stock or assets of any Subsidiary that is not a Significant Subsidiary; and (xiv) Liens to secure Indebtedness if, immediately after the grant thereof, the aggregate amount of all Indebtedness secured by Liens that would not be permitted but for this clause (xiv) does not exceed 15% of the Stockholders' Equity (as defined below) as shown on the most recent consolidated balance sheet of the Company filed with the Commission pursuant to the Exchange Act.

  Limitation on Sale/Leaseback Transactions. Transactions involving any sale and leaseback by the Company or any Significant Subsidiary of any Principal Property (as defined below) are prohibited, unless the Company or any such Significant Subsidiary, within 120 days after the effective date of the lease, applies to the retirement of any Funded Debt (as defined below) an amount equal to the greater of (i) the net proceeds of the sale of the property leased or (ii) the fair market value of the property leased within 90 days prior to the effective date of the lease. The amount to be so applied in respect of any such transaction will be reduced, however, by the principal amount of any Debt Securities surrendered to the Debt Trustee by the Company for cancellation and by the principal amount of Funded Debt other than Debt Securities, voluntarily retired by the Company, within 120 days after the effective date of the lease, provided that no retirement may be effected by payment on the final maturity date or pursuant to mandatory sinking fund or prepayment provisions. This restriction does not apply, however, to the Company or any Significant Subsidiary: (i) entering into any transaction not involving a lease with a term of more than three (3) years; (ii) entering into any transaction to the extent the Lien on any such property subject to such sale and leaseback would be permitted under the covenant described above under "Limitation on Liens" or (iii) entering into any transaction for the sale and leaseback of any property if such lease is entered into within 180 days after the later of the acquisition, completion of construction or commencement of operation of such property.

  Leveraged Transactions. Except for the limitations on liens and sale/leaseback transactions referred to above and on consolidations, mergers or transfers of the Company's assets substantially as an entirety referred to below, the Indentures and the terms of the Debt Securities do not contain any covenants or other provisions designed to afford holders of any Debt Securities protection in the event of a highly leveraged transaction involving the Company.

  Applicability of Covenants. Any series of Securities may provide that either or both of the covenants described above shall not be applicable to the Securities of such series (Section 301).

CERTAIN DEFINITIONS

  Certain terms are defined in the Indenture and are used in this Prospectus as follows:

  "Funded Debt" means all Indebtedness that will mature, pursuant to a mandatory sinking fund or prepayment provision or otherwise, and all installments of Indebtedness that will fall due, more than one year from the date of determination. In calculating the maturity of any Indebtedness, there shall be included the term of any unexercised right of the debtor to renew or extend such Indebtedness existing at the time of determination.

  "GAAP" means generally accepted accounting principles applied on a consistent basis.

  "Holder" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof in whose name a Debt Security is registered in the security register for such Securities maintained in accordance with the terms of the Indenture.

  "Indebtedness" of any Person shall mean, as at any date of determination, all indebtedness (including capitalized lease obligations) of such Person and its consolidated subsidiaries at such date that would be required to be included as a liability on a consolidated balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

  "Lien" means, with respect to any asset of any Person, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities that constitute assets of such Person, any purchase option, call or similar right of a third party with respect to such securities.

  "Permitted Receivables Program" means any receivables securitization program pursuant to which the Company or any of the Subsidiaries sells accounts receivable to any non-Affiliate in a "true sale" transaction; provided, however, that any related indebtedness incurred to finance the purchase of such accounts receivable is not includible on the balance sheet (excluding the footnotes thereto) of the Company or any Subsidiary in accordance with GAAP and applicable regulations of the Commission.

  "Principal Property" means (i) the Company's principal office building and
(ii) any manufacturing plant or principal research facility of the Company or any Significant Subsidiary which is located within the United States of America or Canada, except any such principal office building, plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

  "Significant Subsidiary" means, at any time, any Subsidiary that would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the Commission, as in effect on the date of the Indenture.

  "Stockholders' Equity" means, at any date of determination, the stockholders' equity at such date of the Company and its Subsidiaries, as determined in accordance with GAAP.

  "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust or unincorporated organization more than 50% of the outstanding voting interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge into any other Person or transfer or lease its assets substantially as an entirety to any Person unless any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debt Securities by an indenture supplemental to the Indentures. The Debt Trustee may receive an Opinion of Counsel as conclusive evidence of compliance with these provisions (Article Eight).

CONVERSION AND EXCHANGE RIGHTS

  The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or any other security, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Debt Securities, will be set forth in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the Applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee for such Depositary and except in the circumstances described in the Applicable Prospectus Supplement (Sections 204 and 305).

  The Company expects that the following provisions will apply to depositary arrangements with respect to any portion of a series of Debt Securities to be represented by a Global Security. Any additional specific terms of the depositary arrangement will be described in the applicable Prospectus Supplement.

  Upon the issuance of any Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interest through Participants. Ownership of beneficial interests by Participants in such Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Global Security or by its nominee. Ownership of beneficial interests in such Global Security by persons that hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

  So long as the Depositary for a Global Security or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns their interest, to exercise any rights of a holder under the Indentures.

  The Depositary may grant proxies and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. The Company understands that, under existing industry practices, if the Company requests any action of holders or any owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made by the Company to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security.

  The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such Participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests (Section 308).

  Unless otherwise specified in the applicable Prospectus Supplement, a Global Security of any series will be exchangeable for certificated Debt Securities of the same series only if (i) the Depositary for such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary or such Depositary ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility,
(ii) the Company in its sole discretion determines that such Global Securities shall be exchangeable for certificated Debt Securities or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities of such series. Upon any such exchange, owners of beneficial interests in such Global Security or Securities will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and terms equal in principal amount to such beneficial interests, and to have such Debt Securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by such Depositary's relevant Participants (as identified by such Depositary) to the Trustee.

  The following is based on information furnished to the Company:

    In the event that the Depositary Trust Company ("DTC") acts as Depositary for the Global Securities of any series, such Global Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Global Security will be issued with respect to each $200 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the beneficial owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notices and other communications by DTC to Direct
  Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners of Debt Securities is governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities of a series represented by Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    To the extent that any Debt Securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the Global Security repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such interest in a Global Security by causing the Direct Participant to transfer the Direct Participant's interest in the Global Security or Securities representing such interest, on DTC's records, to the Trustee. The requirement for physical delivery of Debt Securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Debt Securities are transferred by Direct Participants on DTC's records.

    DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered as described above.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered as described above.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CONCERNING THE DEBT TRUSTEE

  The Bank of New York is Debt Trustee under the Indentures. The Debt Trustee performs services for the Company in the ordinary course of business.

                        DESCRIPTION OF PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by a Prospectus Supplement will be described in such Prospectus Supplement and the Certificate of Designation (as defined below) for such Preferred Stock. The description of certain provisions of the Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the terms set forth in any such Prospectus Supplement, the Company's Amended and Restated Certificate of Incorporation, as amended to date (the "Amended and Restated Certificate of Incorporation"), and the certificate of designation (a "Certificate of Designation") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

GENERAL

  The authorized capital stock of the Company consists of 1,650,000,000 shares of stock, of which 1,450,000,000 shares are shares of Common Stock, $0.01 par value per share (the "Common Stock"), and of which 200,000,000 shares are shares of Preferred Stock, $0.01 par value per share. No shares of Preferred Stock are currently outstanding. The Board has previously authorized the issuance of up to 4,000,000 shares of Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"). See "Description of Common Stock--Stockholder Rights Plan."

  The Board of Directors (the "Board") has been authorized, subject to certain limitations set forth in the Amended and Restated Certificate of Incorporation, to provide by resolution from time to time for the issuance of shares of Preferred Stock in series and, by filing a Certificate of Designation pursuant to the Delaware General Corporation Law (the "DGCL"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series includes, but is not limited to, the right to:

    (i) fix the designation of the series;

    (ii) fix the number of shares of the series, which number the Board may thereafter increase or decrease (subject to certain limitations);

    (iii) determine whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

    (iv) determine the rate of any dividends (or the method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

    (v) determine the price or prices (or the method of determining such price or prices), the form of payment (which may be cash, property or rights, including securities of the same or another corporation or other entity), the period within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

    (vi) determine the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices, the form of payment, the period within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

    (vii) determine the amount payable out of the assets of the Company to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

    (viii) determine provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Company, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

    (ix) determine the restrictions on the issuance of shares of the same series or of any other class or series, if any; and

    (x) determine the voting rights, if any, of the holders of shares of the series.

  The Preferred Stock will, upon issuance and payment therefor, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.

  In the event that the Company issues any Preferred Stock pursuant to a Prospectus Supplement, unless otherwise noted in such Prospectus Supplement, State Street Bank and Trust Company of Boston, Massachusetts ("State Street") will be the registrar and transfer agent for such Preferred Stock.

HUGHES SEPARATION AGREEMENT

  Pursuant to the Hughes Spin-Off Separation Agreement, dated as of December 17, 1997, by and between the Company and GM (the "Hughes Separation Agreement"), the Company has agreed that, for a period of two years from December 17, 1997 it will not issue any class or series of capital stock, other than Class B Common Stock eligible to vote generally in the election of directors, unless prior to such issuance GM has determined, in its sole and absolute discretion, which discretion must be exercised in good faith solely to preserve the tax-free status of the spin-offs of Hughes Defense and Hughes Network Systems, Inc. and the Merger, that such transaction would not jeopardize the tax-free status of the spin-offs or the Merger.

                          DESCRIPTION OF COMMON STOCK

INTRODUCTION

  The Company is authorized to issue up to 1,450,000,000 shares of Common Stock, which shares of Common Stock are divided into two classes consisting of 450,000,000 shares of Class A common stock, $0.01 par value per share ("Class A Common Stock") and 1,000,000,000 shares of Class B Common Stock.

  The following description of Raytheon's Common Stock is a summary and does not purport to be complete. Reference is also made to the more detailed provisions of, and such description is qualified in its entirety by reference to, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, copies of which have been filed with the SEC and are incorporated herein by reference.

  In addition, the Hughes Separation Agreement limits the ability of the Raytheon Board to take certain actions which affect the Common Stock. See "Description of Preferred Stock--Hughes Separation Agreement."

COMMON STOCK

  With respect to all matters other than the election and removal of directors, holders of Class A Common Stock ("Class A Common Stockholders") and holders of Class B Common Stock ("Class B Common Stockholders") will each be entitled to a single vote per share and the approval of any such matter will require the approval of both classes of Common Stock, each voting as a separate class, as well as the approval of the holders of any class or series of Preferred Stock which may be entitled to vote thereon.

  With respect to the election or removal of directors only, (i) Class B Common Stockholders will be entitled to one vote for each share of Class B Common Stock they own, which votes shall represent in the aggregate 19.9% of the total voting power of all holders of Common Stock entitled to vote thereon, and (ii) Class A Common Stockholders will be entitled to such number of votes for each share of Class A Common Stock they own as shall be necessary to entitle the Class A Common Stockholders to vote, in the aggregate, 80.1% of the total voting power of all holders of Common Stock entitled to vote thereon. The Board will determine the number of votes for each share of Class A Common Stock outstanding promptly following the fixing of a record date for each annual or special meeting of stockholders at which directors are to be elected or a vote with respect to removal of directors is to be taken. Except as may be provided in connection with any Preferred Stock or as may otherwise be required by law or the Amended and Restated Certificate of Incorporation, the Common Stock will be the only capital stock of the Company entitled to vote in the election and removal of directors and other matters presented to the stockholders of the Company from time to time. A plurality of votes cast shall elect directors. The Common Stock will not have cumulative voting rights.

  Subject to the prior rights of holders of Preferred Stock, if any, and subject to any other provisions of the Amended and Restated Certificate of Incorporation and of applicable law, Class A Common Stockholders and Class B Common Stockholders are entitled to receive such dividends and other distributions as may be lawfully declared from time to time by the Board. The Class A Common Stockholders and Class B Common Stockholders will be entitled to receive the same amount per share of any such dividends and other distributions, except that Raytheon may declare a dividend or other distribution of shares of Class A Common Stock to Class A Common Stockholders and shares of Class B Common Stock to Class B Common Stockholders so long as, immediately following such dividend or other distribution, the number of shares of Class A Common Stock and Class B Common Stock then outstanding bears the same relationship to each other as immediately prior to such dividend or other distribution.

  In the case of any split, subdivision, combination or reclassification of either the Class A Common Stock or the Class B Common Stock, shares of the other class will also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to each other as immediately prior to such split, subdivision, combination or reclassification.

  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, Class A Common Stockholders and Class B Common Stockholders will be entitled to receive such assets and funds of the Company as are available for distribution to stockholders in proportion to the number of shares held by them, respectively, without regard to class, after there shall have been paid or set apart for payment the full amounts necessary to satisfy any creditors and any preferential or participating rights to which the holders of each outstanding series of Preferred Stock, if any, are entitled by the express terms of such series. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by Class A Common Stockholders or Class B Common Stockholders, the holders of each class will receive the same type and amount of consideration on a per share basis.

  The Company may not, directly or indirectly, redeem, purchase, repurchase or otherwise acquire for consideration any shares of Common Stock unless such action is (i) effected ratably in accordance with the number of outstanding shares of Class A Common Stock and Class B Common Stock, (ii) for consideration of the same type and amount as to shares of Class A Common Stock and shares of Class B Common Stock and (iii) not in any other way prejudicial to the rights of the holders of one class of Common Stock in favor of the other class of Common Stock. In the case of an offer to purchase shares of Common Stock made by the Company to all holders of Common Stock, the Company will purchase shares of Common Stock ratably in accordance with the number of shares of each class of Common Stock tendered thereunder.

  The outstanding shares of Common Stock, upon issuance and payment therefor, are fully paid and nonassessable and do not have any preemptive, subscription or conversion rights. Additional shares of authorized Common Stock may be issued, as authorized by the Board from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

  Except as indicated above, the rights of Class A Common Stockholders and Class B Common Stockholders are in all respects and for all purposes and in all circumstances identical, and the Company will not in any other manner, directly or indirectly, take any other action or in any other fashion agree to, facilitate, condone or support any transaction in which Class A Common Stockholders and Class B Common Stockholders are subject to discriminatory or unequal treatment.

CERTAIN PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
 AND AMENDED AND RESTATED BY-LAWS

  Advance Notice of Nominations. The Amended and Restated By-Laws contain provisions requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to the Board. To be timely, the stockholder must give written notice to the Secretary of the Company not later than the close of business on the 90th calendar day nor earlier than the 120th calendar day prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is more than 30 calendar before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be delivered to the Secretary of the Company not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Company. In the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely (but only with respect to nominees for any new positions created by such increase) if it is delivered to the Secretary not later than the close of business on the 10th calendar day following the day on which public announcement is first made by the Company. The notice must set forth, among other things, specific information regarding such stockholder and such business or director nominee, as described in the Amended and Restated By-Laws. For the annual meeting of stockholders in 1998, the first anniversary of the previous year's meeting shall be deemed to be May 31, 1998.

  Classification of Directors. The Amended and Restated Certificate of Incorporation provides that, except as may be provided by the Amended and Restated Certificate of Incorporation or in the resolution or resolutions providing for the issuance of any series of Preferred Stock, the number of directors shall be fixed from time to time by a resolution adopted by a majority of the Board, which number shall not be fewer than three, and provides for a classified board of directors, consisting of three classes as nearly equal in size as possible. Each class holds office until the third succeeding annual stockholders' meeting following the election of such class, except that the initial terms of the three classes expire in 1998, 1999 and 2000, respectively. Subject to the rights of any class or series of stock having a preference over the Common Stock, a director of the Company may be removed only for cause by the affirmative vote of the holders of shares of Common Stock, voting together as a single class in accordance with their respective percentages of total voting power. See "--Common Stock."

  No Action by Written Consent; Special Meetings. The Amended and Restated Certificate of Incorporation provides that stockholders may not act by written consent in lieu of a meeting. Special meetings of the stockholders may be called by the Chairman of the Board or by the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors the Company would have if there were no vacancies), but may not be called by stockholders. No business other than that stated in the notice shall be transacted at any special meeting. Under the Amended and Restated By-laws, in the event the Company calls a special meeting for the purpose of electing one or more directors to the Board, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the notice of special meeting if notice by the stockholder is delivered to the Secretary of the Company not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting and the nominees proposed by the Board to be elected at such meeting is first made by the Company.

  Limitation on Directors' Liability. The Amended and Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the DGCL, that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation is prohibited under the DGCL as it currently exists or as it may be amended in the future.

  The inclusion of this provision in the Amended and Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

STOCKHOLDER RIGHTS PLAN

  In connection with the Merger, the Board adopted the Rights Agreement, dated as of December 15, 1997, by and between Hughes Defense and State Street, as Rights Agent (the "Rights Agreement"). Prior to the effective date of the Merger, the Board declared a dividend of one Right for each share of the Class A Common Stock and the Class B Common Stock to the holders of record thereof as of the effective date of the Merger.

  The following description, which summarizes the material provisions of the Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to, the Rights Agreement.

  The Rights trade automatically with shares of Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of the Company and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirers to negotiate with the Company's Board of Directors prior to attempting a takeover and to provide the Board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the Board.

  The Rights (i) will not be exercisable until the Rights' Distribution Date (as defined below) and (ii) will expire on December 15, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Raytheon, in each case, as described below.

  Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of the Company including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the holder thereof to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at a purchase price of $250 per Right (the "Exercise Price"), subject to adjustment, on the terms as set forth in the Rights Agreement. In general, the "Distribution Date" will occur, and the Rights will become exercisable, upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of
(a) the outstanding shares of Class A Common Stock, (b) the outstanding shares of Class B Common Stock, or (c) the aggregate voting power in the election of directors (each, a "Triggering Holding") or (ii) 10 business days (or a later date determined by the Board prior to any person or group becoming an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of a Triggering Holding.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which rights become void upon acquisition of a Triggering Holding), will thereafter have the right to receive, upon exercise thereof at the then-current Exercise Price, that number of shares of Class B Common Stock having a market value of two times the Exercise Price of the Right. In the event that, at any time on or after the date that any person has become an Acquiring Person, Raytheon is acquired in a merger or other business combination transaction or 50% or more of consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Exercise Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Exercise Price of the Right. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class B Common Stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock, per Right (subject to adjustment).

  At any time prior to the acquisition of a Triggering Holding of Raytheon Common Stock, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  Raytheon is subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote of at least

66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. For purposes of Section 203 of the DGCL, "business combination" includes, among other things, (i) any merger or consolidation of the corporation with the interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation,
(iii) certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder, (iv) certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder or (v) certain transactions in which the interested stockholder receives financial benefits provided by the corporation. An "interested stockholder" generally is any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (x) owns 15% or more of the outstanding voting stock of the corporation, (y) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder or (z) is an affiliate or associate of any such person described in (x) or (y).

STOCK EXCHANGE LISTING

  Both the Class A Common Stock and the Class B Common Stock are listed on the NYSE, CSE and PE. The trading symbols for the Class A Common Sock and Class B Common Stock on the these exchanges are "RTNA" and "RTNB," respectively.

TRANSFER AGENT

  State Street Bank and Trust Company is the Transfer Agent for the Common Stock and the Rights Agent for the Rights.

                      DESCRIPTION OF SECURITIES WARRANTS

  The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Class B Common Stock. Securities Warrants may be issued independently or together with Debt Securities or shares of Preferred Stock or Class B Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or shares of Preferred Stock or Class B Common Stock. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and State Street Bank and Trust Company of Boston, Massachusetts or another bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Securities Warrant Agreements.

  The Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby will set forth the terms of such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of Securities Warrants to purchase Debt Securities and the price at which such Debt Securities may be purchased upon such exercise; (ii) the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Securities Warrants to purchase Preferred Stock and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (iii) the number of shares of Class B Common Stock purchasable upon the exercise of Securities Warrants to purchase Class B Common Stock and the price at which such number of shares of Class B Common Stock may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (v) U.S. federal income tax consequences applicable to such Securities Warrants; and (vi) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Stock and Common Stock will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the Applicable Prospectus Supplement.

  Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Class B Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

  Prior to the exercise of any Securities Warrants to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the Applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Class B Common Stock, holders of such Securities Warrants will not have any rights of holders of the Preferred Stock or Class B Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock or Class B Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, through agents or a combination of any such method of sale. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and any securities exchanges on which the Offered Securities may be listed.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

  If dealers are used in the sale of Offered Securities with respect to which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offered Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Applicable Prospectus Supplement.

  In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Some or all of the Offered Securities may be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

  In order to facilitate the offering of the Offered Securities, any underwriters or agents, as the case may be, involved in the offering of such Offered Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities or any other securities the prices of which may be used to determine payments on such Offered Securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such Offered Securities for their own account. In addition, to cover overallotments or to stabilize the price of such Offered Securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such Offered Securities or any such other securities in the open market. Finally, in any offering of such Offered Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Offered Securities in the offering if the syndicate repurchases previously distributed Offered Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Offered Securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

  Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto.

  Certain of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                        VALIDITY OF OFFERED SECURITIES

  The validity of the Offered Securities will be passed upon for the Company by Christoph L. Hoffmann, Esq., Executive Vice President Law and Corporate Administration and Secretary of the Company, and for any underwriters by Cravath, Swaine & Moore of New York City. As of the date of this Prospectus, Christoph L. Hoffmann, Esq. holds 32,977 shares of Class B Common Stock and options to acquire 99,587 shares of Class B Common Stock of the Company.

                                    EXPERTS

  The consolidated balance sheets of Former Raytheon Company as of December 31, 1996 and 1995 and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the related financial statement schedule, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The financial statements of TI Defense as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Ernst & Young LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

  The financial statements of Hughes Defense as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Deloitte & Touche LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      S.E.C. Registration Fee....................................... $  885,000
      Legal Fees and Expenses.......................................    100,000
      Accounting Fees and Expenses..................................     30,000
      Trustee's Fees and Expenses...................................     20,000
      Rating Agency Fees............................................    160,000
      Blue Sky Fees and Expenses....................................      2,000
      Printing and Engraving Fees...................................     90,000
      Miscellaneous.................................................     18,909
                                                                     ----------
                                                                     $1,305,909
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Delaware General Corporation Law

  Under Section 145 of the DGCL, Raytheon is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

  Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

  Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

  Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

  Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

  Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

 Amended and Restated Certificate of Incorporation

  The Amended and Restated Certificate of Incorporation provides that no director of Raytheon shall be personally liable to Raytheon or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation is prohibited under the DGCL as it currently exists or as it may be amended in the future.

  The Amended and Restated Certificate of Incorporation also provides that Raytheon shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Raytheon or is or was serving at the request of Raytheon as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer), to the fullest extent authorized by the DGCL as it currently exists or as it may be amended in the future, against all expense, liability and loss (including attorneys' fees, judgments, fines, payments in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person. Such indemnification shall continue as to a person who ceases to be a director or officer of Raytheon and shall inure to the benefit of such person's heirs, executors and administrators. Raytheon shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the Board except under limited circumstances.

  The Amended and Restated Certificate of Incorporation also provides that Raytheon shall pay the expenses of directors and officers incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if and to the extent that the DGCL requires, the payment of expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Amended and Restated Certificate of Incorporation or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under the Amended and Restated Certificate of Incorporation is not paid in full within 30 calendar days after a written claim therefor has been received by Raytheon, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled also to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Raytheon) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed. Raytheon shall have the burden of proving such defense. Neither the failure of Raytheon to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Raytheon that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The right to indemnification and the payment of expenses conferred on any person by the Amended and Restated Certificate of Incorporation shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of Raytheon, agreement, vote of stockholders or disinterested directors or otherwise.

  Any repeal or modification of the provisions of the Amended and Restated Certificate of Incorporation described herein by the stockholders of Raytheon will not adversely affect any limitation on the personal liability of directors for, or any rights of directors in respect of, any cause of action, suit or claim accruing or arising prior to the repeal or modification.

  The Amended and Restated Certificate of Incorporation also provides that Raytheon may maintain insurance to protect itself and any director, officer, employee or agent of Raytheon or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Raytheon would have the power to indemnify such person against such expense, liability or loss under the DGCL.

 Transaction Agreements

  The Merger Agreement provides that Raytheon shall indemnify and defend each individual who is or was an officer or director (as well as such individual's heirs and legal representatives) of Raytheon or Hughes Defense or any of their respective subsidiaries prior to the effective time of the Merger against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Raytheon arising out of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, (1) the fact that such person is or was a director or officer of Raytheon or Hughes Defense, whether pertaining to any matter existing or occurring at or prior to the effective time of the Merger (but in the case of Hughes Defense, only insofar as relating to the defense business of Hughes Defense) and (2) the Merger Agreement or the transactions contemplated by that agreement, in each case to the full extent Raytheon or Hughes Defense would have been permitted under the DGCL, their certificates of incorporation and their by-laws to indemnify such person.

  The Merger Agreement also provides that Raytheon shall pay the expenses of directors and officers (including their heirs and legal representatives) reasonably incurred in defending any action or proceeding in advance of its final disposition to the full extent permitted by law upon receipt of the undertaking contemplated by Section 145(e) of the DGCL. Raytheon will use its commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that Raytheon shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld.

  Prior to the effective time of Merger, Hughes Defense entered into certain other agreements in connection with the Merger or the transactions between GM and certain of its affiliates which preceded the Merger. Certain provisions of these agreements provide indemnification to certain individuals who were directors and officers of Hughes Defense or Raytheon prior to the effective time of the Merger, or who are currently directors or officers of the Company.

ITEM 16. EXHIBITS.

   1.1 Form of Underwriting Agreement for the Senior Debt Securities and the
       Subordinated Debt Securities
 **1.2 Form of Underwriting Agreement for the Preferred Stock and Class B
       Common Stock
  *2.1 Agreement and Plan of Merger by and between HE Holdings, Inc. and
       Raytheon Company, dated as of January 16, 1997 (included as Appendix A to the Solicitation Statement/Prospectus which forms a part of this
       Registration Statement)
   2.2 Hughes Spin-Off Separation Agreement dated as of December 17, 1997 by and between HE Holdings, Inc. and General Motors Corporation
  *4.1 Amended and Restated Certificate of Incorporation of Raytheon (filed as
       Exhibit 3(i) to the Current Report on Form 8-K of Raytheon, dated
       December 17, 1997, and incorporated herein by reference)
  *4.2 Amended and Restated By-Laws of Raytheon (filed as Exhibit 3(ii) to the
       Current Report on Form 8-K of Raytheon, dated December 17, 1997, and incorporated herein by reference)
  *4.3 Indenture dated as of July 3, 1995 between Raytheon Company and The Bank of New York, Trustee (filed as an exhibit to the Registration Statement on Form S-3, File No. 33-59241, and incorporated herein by reference)
   4.4 Form of Senior Debt Securities (see Exhibit 4.3)
   4.5 Form of Subordinated Debt Securities (see Exhibit 4.3)
  *4.6 Rights Agreement, dated as of December 15, 1997, by and between HE
       Holdings, Inc. and State Street Bank and Trust Company (filed as Exhibit
       6 to the Registration Statement on Form 8-A, File No. 1-13699, and
       incorporated herein by reference)
   5.1 Opinion of Thomas D. Hyde, Esq., Vice President and General Counsel of
       the Company
  12   Statement re: computation of ratios
  23.1 Consent of Thomas D. Hyde, Esq. (to be included in Exhibit 5.1)
  23.2 Consent of Coopers & Lybrand L.L.P.
  23.3 Consent of Ernst & Young LLP
  23.4 Consent of Deloitte & Touche LLP
  24   Power of Attorney (Filed herewith--see page II-6)
  25.1 Form T-1 Statement of Eligibility of the Senior Debt Trustee and the
       Subordinated Debt Trustee

--------
 * Incorporated herein by reference.
** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  (A) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RAYTHEON COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF LEXINGTON, COMMONWEALTH OF MASSACHUSETTS, ON THE 13TH DAY OF JANUARY, 1998.

                                          Raytheon Company

                                                 /s/ Christoph L. Hoffmann
                                          By __________________________________
                                              CHRISTOPH L. HOFFMANN EXECUTIVE
                                             VICE PRESIDENT LAW AND CORPORATE
                                               ADMINISTRATION, AND SECRETARY

  We, the undersigned officers and Directors of Raytheon Company, hereby severally constitute and appoint Peter R. D'Angelo, Herbert Deitcher, Kenneth
H. Colburn and Thomas D. Hyde and each of them singly, our true and lawful attorneys with full power to them, and each of them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Raytheon Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JANUARY 13, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                    SIGNATURE                           CAPACITY
                    ---------                           --------
               /s/ Dennis J. Picard          Chairman of the Board of
      -------------------------------------- Directors and Chief Executive
                 DENNIS J. PICARD            Officer (Principal Executive
                                             Officer) and Director

               /s/ Peter R. D'Angelo         Executive Vice President and
      -------------------------------------- Chief Financial Officer
                 PETER R. D'ANGELO           (Principal Financial Officer)

               /s/ Michele C. Heid           Vice President -- Corporate
      -------------------------------------- Controller and Investor
                 MICHELE C. HEID             Relations (Principal Accounting
                                             Officer)

         /s/ Ferdinand Colloredo-Mansfeld    Director
      --------------------------------------
           FERDINAND COLLOREDO-MANSFELD

              /s/ Steven D. Dorfman          Director
      --------------------------------------
                STEVEN D. DORFMAN

            /s/ Theodore L. Eliot, Jr.       Director
      --------------------------------------
              THEODORE L. ELIOT, JR.

              /s/ Thomas E. Everhart         Director
      --------------------------------------
                THOMAS E. EVERHART

                /s/ John R. Galvin           Director
      --------------------------------------
                  JOHN R. GALVIN

                    SIGNATURE                           CAPACITY
                    ---------                           --------
            /s/ Barbara B. Hauptfuhrer       Director
      --------------------------------------
              BARBARA B. HAUPTFUHRER
               /s/ Richard D. Hill           Director
      --------------------------------------
                 RICHARD D. HILL
             /s/ L. Dennis Kozlowski         Director
      --------------------------------------
               L. DENNIS KOZLOWSKI
              /s/ James N. Land, Jr.         Director
      --------------------------------------
                JAMES N. LAND, JR.
               /s/ A. Lowell Lawson          Director
      --------------------------------------
                 A. LOWELL LAWSON
               /s/ Charles H. Noski          Director
      --------------------------------------
                 CHARLES H. NOSKI
              /s/ Thomas L. Phillips         Director
      --------------------------------------
                THOMAS L. PHILLIPS
               /s/ Warren B. Rudman          Director
      --------------------------------------
                 WARREN B. RUDMAN
               /s/ Alfred M. Zeien           Director
      --------------------------------------
                 ALFRED M. ZEIEN

              EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

 EXHIBIT NO.                            EXHIBIT
 -----------                            -------
   1.1       Form of Underwriting Agreement for the Senior Debt
             Securities and the Subordinated Debt Securities
 **1.2       Form of Underwriting Agreement for the Preferred Stock and
             Class B Common Stock
  *2.1       Agreement and Plan of Merger by and between HE Holdings,
             Inc. and Raytheon Company, dated as of January 16, 1997
             (included as Appendix A to the Solicitation
             Statement/Prospectus which forms a part of this Registration
             Statement)
   2.2       Hughes Spin-Off Separation Agreement dated as of December
             17, 1997 by and between HE Holdings, Inc. and General Motors
             Corporation
  *4.1       Amended and Restated Certificate of Incorporation of
             Raytheon (filed as Exhibit 3(i) to the Current Report on
             Form 8-K of Raytheon, dated December 17, 1997, and
             incorporated herein by reference)
  *4.2       Amended and Restated By-Laws of Raytheon (filed as Exhibit
             3(ii) to the Current Report on Form 8-K of Raytheon, dated
             December 17, 1997, and incorporated herein by reference)
  *4.3       Indenture dated as of July 3, 1995 between Raytheon Company and The Bank of New York, Trustee (filed as an exhibit to
             the Registration Statement on Form S-3, File No. 33-59241,
             and incorporated herein by reference)
   4.4       Form of Senior Debt Securities (see Exhibit 4.3)
   4.5       Form of Subordinated Debt Securities (see Exhibit 4.3)
  *4.6       Rights Agreement, dated as of December 15, 1997, by and
             between HE Holdings, Inc. and State Street Bank and Trust
             Company (filed as Exhibit 6 to the Registration Statement on
             Form 8-A, File No. 1-13699, and incorporated herein by
             reference)
   5.1       Opinion of Thomas D. Hyde, Esq., Vice President and General
             Counsel of the Company
  12         Statement re: computation of ratios
  23.1       Consent of Thomas D. Hyde, Esq. (to be included in Exhibit
             5.1)
  23.2       Consent of Coopers & Lybrand L.L.P.
  23.3       Consent of Ernst & Young LLP
  23.4       Consent of Deloitte & Touche LLP
  24         Power of Attorney (Filed herewith--see page II-6)
  25.1       Form T-1 Statement of Eligibility of the Senior Debt Trustee
             and the Subordinated Debt Trustee

--------
 * Incorporated herein by reference.
** To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.